Exhibit 99.3

LETTER TO CLIENTS

CHENIERE ENERGY, INC.

Offer to exchange up to

$1,000,000,000 of 5.200% Senior Notes due 2036
(CUSIP No. 16411R AR0)
that have been registered under the Securities Act of 1933
for
$1,000,000,000 of 5.200% Senior Notes due 2036
(CUSIP Nos. 16411R AP4 and U16344 AE0)
that have not been registered under the Securities Act of 1933	$750,000,000 of 6.000% Senior Notes due 2056
(CUSIP No. 16411R AS8)
that have been registered under the Securities Act of 1933
for
$750,000,000 of 6.000% Senior Notes due 2056
(CUSIP Nos. 16411R AQ2 and U16344 AF7)
that have not been registered under the Securities Act of 1933

To Our Clients:

Enclosed for your consideration is a prospectus, dated     , 2026 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of Cheniere Energy, Inc., a Delaware corporation (the “Company”), to exchange up to: (a) $1,000,000,000 aggregate principal amount of its 5.200% Senior Notes due 2036 (the “2036 New Notes”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 5.200% Senior Notes due 2036 (the “2036 Old Notes”), that have not been registered under the Securities Act; and (b) $750,000,000 aggregate principal amount of its 6.000% Senior Notes due 2056 (the “2056 New Notes” and, together with the 2036 New Notes, the “New Notes”), that have been registered under the Securities Act, for a like principal amount of its issued and outstanding 6.000% Senior Notes due 2056 (the “2056 Old Notes” and, together with the 2036 Old Notes, the “Old Notes”), that have not been registered under the Securities Act. The Exchange Offer is being extended to all holders of the Old Notes in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of March 19, 2026, by and between the Company and the Initial Purchasers party thereto. The New Notes are substantially identical to the Old Notes, except that the transfer restrictions, registration rights and provisions for additional interest applicable to the Old Notes do not apply to the New Notes.

These materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on     , 2026, unless it is extended. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Old Notes from you to the Company will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2026 unless it is extended.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledges receipt of your letter and the enclosed materials, referred to therein, relating to the Exchange Offer made by the Company with respect to its Old Notes.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$    of the 5.200% Senior Notes due 2036; and

$    of the 6.000% Senior Notes due 2056.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐

To tender the following Old Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal (insert principal amount of Old Notes to be tendered, if any):

$     of the 5.200% Senior Notes due 2036; and

$     of the 6.000% Senior Notes due 2056.

☐	Not to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

•

the New Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes whether or not such person is the undersigned;

•	neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of New Notes within the meaning of the Securities Act;

•

neither the undersigned nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or of any of the subsidiary guarantors named in the Prospectus or is a broker-dealer tendering Old Notes acquired directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	the undersigned is not engaged in, and does not intend to engage in, a distribution of the New Notes.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it may be a statutory underwriter and it will deliver a prospectus in connection with any resale of such New Notes.

Dated:

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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